SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 17, 2012

TECHNEST HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27023	88-0357272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

352A Christopher Avenue, Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

352A Christopher Avenue, Gaithersburg, MD 20879

(Mailing Address)

(301) 767-2810

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities.

On February 21, 2012, Technest Holdings, Inc. entered into a loan agreement (the “Loan Agreement”) with Mr. Khaldoon Aljerian pursuant to which the Company entered into a convertible promissory note to borrow $100,000 (the “Note”) from Mr.  Aljerian and agreed to issue Mr. Aljerian a five-year warrant to purchase 1,000,000 shares of Technest Common Stock, par value $.001 per share (the “Warrant”) at an exercise price of $0.01 per share.  The Note bears an interest rate of 5% per annum and shall be paid on or before August 16, 2013. The entire principal amount of the Note may be converted into shares of Technest Common Stock at the election of Mr. Aljerian at any time. The number of shares into which the entire principal amount of the Note may be converted into is determined by dividing the entire principal amount of the Note outstanding by the closing bid price on the trading day immediately prior to the Company’s receipt of the conversion notice; provided that in no event shall the per share price be less than $0.01 per share. The Company has the option of paying the accrued and unpaid interest on the Note with shares of Technest Common Stock at the closing bid price immediately prior to the due date.   The Company granted piggyback registration rights for the shares of common stock underlying the warrant and the shares of common stock issuable pursuant to the Note.

The issuance and sale of the securities to Mr. Aljerian was not registered under the Securities Act of 1933, and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Note and the Warrant, a copy of which is filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1 to this current report on Form 8-K, each of which are incorporated herein by reference.

Item 5.07 Submission of Matters to a vote of Security Holders

On February 17, 2012, the Company received a written consent in lieu of a meeting of the holders of the majority of the Common Stock of the Company, holding in the aggregate approximately 52.96% of the total voting power of all issued and outstanding voting capital of the Company (the “Majority Stockholders”).   The Majority Stockholders authorized (i) the change in the name of the Company from Technest Holdings, Inc. to AccelPath, Inc. (the “Name Change”); (ii) the change in the domicile of the Company from Nevada to Delaware (the “Reincorporation Merger”) and (iii) the ratification of the Technest Holdings, Inc. 2011 Equity Incentive Plan (the “Plan”).

As such, the Company plans to file a Schedule 14C to inform all shareholders of the Name Change, Reincorporation Merger and ratification of the Plan.  Additionally, the Company also intends to file the requisite Issuer Company Related Action Notification form with FINRA to properly affect the Name Change and Reincorporation Merger, as soon as practicable.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.

4.1	Technest Common Stock Warrant issued to Mr. Khaldoon Aljerian dated February 17, 2012	X
10.1	Loan Agreement dated February 17, 2012 between Technest Holdings, Inc. and Mr. Khaldoon Aljerian	X
10.2	Promissory Note dated February 17, 2012 payable to Mr. Khaldoon Aljerian	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHNEST HOLDINGS, INC.

By:	/s/ Shekhar Wadekar
Chief Executive Officer

Dated: February 23, 2012

EXHIBIT INDEX

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.

4.1	Technest Common Stock Warrant issued to Mr. Khaldoon Aljerian dated February 17, 2012	X
10.1	Loan Agreement dated February 17, 2012 between Technest Holdings, Inc. and Mr. Khaldoon Aljerian	X
10.2	Promissory Note dated February 17, 2012 payable to Mr. Khaldoon Aljerian	X